SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC   20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event)
December 30, 1994

HARSCO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3970
(Commission File Number)

23-1483991
(I.R.S. Employer Identification Number)

350 Poplar Church Road
Camp Hill, Pennsylvania
(Address of principal executive offices)

17001-8888
(Zip Code)

Registrant's telephone number, including area code:  (717) 763-7064


Item 5.	Other Events.

Settlement of Government Furnished Equipment Overcharge Claim:

As reported in previous filings, the Company had filed a claim in the Armed Services Board of Contract Appeals asserting that the United States Government overcharged the Company on various contracts for the sale of government furnished equipment to the former BMY-Combat Systems Division. On December 30, 1994, the Government and the Company agreed to a settlement of the Company's claim on those contracts and several other disputed contracts not included in the litigation. All of the contracts covered by the settlement have been completed. Under the terms of the settlement, the Government will pay the Company approximately $20,400,000. Each party releases the other from all other liability relating to the completed contracts, including the Government's previous claim for a payment from the Company of approximately $2,200,000.


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     HARSCO CORPORATION
                                     (Registrant)

Date:  January 11, 1995              By:  Derek C. Hathaway
                                          Chairman, President &
                                          Chief Executive Officer